EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.




   Date:     April 23, 1998



                       LaSALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP



                       By:  LaSALLE CAPITAL MANAGEMENT, INC.
                            a General Partner


                            By: /s/ Richard J. Nelson
                                 Richard J. Nelson, President




                       /s/ Richard J. Nelson
                       Richard J. Nelson



                       /s/ Peter T. Kross
                       Peter T. Kross



                       /s/ Florence Nelson
                       Florence Nelson